Exhibit 5.1

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121-2133

www.dlapiper.com

T 858.677.1400

F 858.677.1401

July 1, 2013

International Stem Cell Corporation

5950 Priestly Drive

Carlsbad, CA 92008

Ladies and Gentlemen:

We have acted as counsel to International Stem Cell Corporation, a Delaware corporation (the “Company”), in connection with the filing of registration statement on Form S-1 (Reg. No. 333-184493), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s:

(i)	shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”);

(ii)	Series A Warrants representing rights to purchase Common Stock (the “Series A Warrants”), and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”);

(iii)	Series B Warrants representing rights to purchase units (the “Series B Warrants”), with each unit consisting of one share of Common Stock and one Series A Warrant; and

(iv)	Placement Agent Warrants representing rights to purchase units (the “Placement Agent Warrants”, together with the Series A Warrants and Series B Warrants, the “Warrants”).

The Shares, Warrant Shares, Series A Warrants, Series B Warrants and Placement Agent Warrants are, collectively, referred to herein as the “Securities”.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or instruments representing the Securities will be duly executed and delivered.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based

International Stem Cell Corporation

July 1, 2013

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upon such examination and subject to the further provisions hereof, we are of the following opinion:

1. The Shares, when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, and the Subscription Agreement, filed as an exhibit to the Registration Statement, entered into with the purchasers of the Shares identified therein, will be validly issued, fully paid and non-assessable; and

2. The Warrants when entered into with the applicable holders in the respective forms filed as exhibits to the Registration Statement, will constitute valid and legally binding obligations of the Company and the Warrant Shares, if and when issued, paid for and delivered in compliance with the terms of the applicable Series A Warrants pursuant to which the Warrant Shares are to be issued, will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)